Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
by and among
Sun-Times Media Group, Inc.
and the STOCKHOLDERS named herein

Dated: June 17, 2008

REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT, dated as of June 17, 2008, by and among Sun-Times Media Group, Inc. (the “Company”), Hollinger Inc., 4322525 Canada Inc. and the stockholders that are party to this Agreement from time to time, as set forth on the signature page hereto.
          WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as hereinafter defined).
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
          1. (a) Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
          “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Agreement” means this Registration Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.
          “Approved Underwriter” has the meaning set forth in Section 3(f) of this Agreement.
          “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act that becomes effective upon filing thereof pursuant to General Instructions I.D. of Form S-3.
          “Board of Directors” means the Board of Directors of the Company.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Illinois are authorized or required by law or executive order to remain closed.
          “Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
          “Common Stock” means (i) the Class A Common Stock, par value $0.001 per share, of the Company, (ii) any other common stock of the Company, (iii) any securities of the Company or any successor or assign of the Company into which such stock described in clauses (i) and (ii) is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iv) any securities received as a dividend or distribution in respect of the securities described in clauses (i), (ii), and (iii) above.
          “Company” has the meaning set forth in the preamble to this Agreement.
          “Company Underwriter” has the meaning set forth in Section 4(a) of this Agreement.
          “Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.
          “Designated Stockholder” means Hollinger Inc., 4322525 Canada Inc., and the assignees of each of the foregoing as permitted by Section 2(d) of this Agreement.
          “Designated Stockholders’ Counsel” has the meaning set forth in Section 8(a)(i) of this Agreement.
          “Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
          “FINRA” means the Financial Industry Regulatory Authority or any successor agency thereto.
          “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.
          “Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.
          “Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

          (a) transactions by a Designated Stockholder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;
          (b) transactions pursuant to which a Designated Stockholder sells short Registrable Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position; and
          (c) transactions by a Designated Stockholder in which the Designated Stockholder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act.
          “Incidental Registration” has the meaning set forth in Section 4(a) of this Agreement.
          “Indemnified Party” has the meaning set forth in Section 9(c) of this Agreement.
          “Indemnifying Party” has the meaning set forth in Section 9(c) of this Agreement.
          “Indentures” means (a) the indenture of Hollinger Inc., dated as of March 10, 2003 (as amended), pursuant to which Delaware Trust Company, National Association acts as trustee and (b) the indenture of Hollinger Inc., dated as of September 30, 2004, pursuant to which HSBC Bank USA, National Association acts as trustee.
          “Indenture Trustees” means Delaware Trust Company, National Association and HSBC Bank USA, National Association, in their respective capacities as trustees under the Indentures and collateral agents under the related agreements, and their successors.
          “Initiating Holders” means the 25% Designated Stockholders.
          “Inspector” has the meaning set forth in Section 8(a)(viii) of this Agreement.
          “Liability” has the meaning set forth in Section 9(a) of this Agreement.
          “Majority Initiating Holders” means Initiating Holders holding at least a majority of the Registrable Securities held by all of the Initiating Holders.
          “Majority S-3 Initiating Holders” means S-3 Initiating Holders holding at least a majority of the Registrable Securities held by all of the S-3 Initiating Holders.
          “Permitted Assignee” means, with respect to any Person, to the extent applicable, (i) such Person’s parents, spouse, siblings, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses thereof (“Family Members”), (ii) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Person, such Person’s Affiliates and/or such Person’s Family Members, (iii) a trust, the beneficiaries of which are such Person and/or such Person’s Family Members, (iv) such Person’s heirs, executors, administrators, estate or a trust under such Person’s will, (v) an entity described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that is established by such Person, (vi) any Affiliate of such Person, (vii) any Person to whom such Person has pledged the Registrable Securities as collateral to secure outstanding indebtedness or (viii) any other transferee to whom such Person transfers Registrable Securities if upon such transfer, such transferee would beneficially own 5% or more of the outstanding Common Stock.
          “Permitted Withdrawal” has the meaning set forth in Section 3(g) of this Agreement.
          “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
          “Pledgee” has the meaning set forth in Section 2(d)(i).
          “Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A or 430B (or any successor rules or regulations) under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.
          “Records” has the meaning set forth in Section 8(a)(viii) of this Agreement.
          “Registrable Securities” means, subject to Section 2(b) and Section 2(d)(i), any and all shares of Common Stock issued to Designated Stockholders upon conversion of the Company’s Class B Common Stock or as “Additional Shares” pursuant to the Settlement.
          “Registration Expenses” has the meaning set forth in Section 8(d) of this Agreement.
          “Registration Statement” means a registration statement filed pursuant to the Securities Act.
          “S-3 Initiating Holders” has the meaning set forth in Section 5(a) of this Agreement.

          “S-3 Participating Stockholders” has the meaning set forth in Section 5(a) of this Agreement.
          “S-3 Registration” has the meaning set forth in Section 5(a) of this Agreement.
          “Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 for a primary offering in reliance on General Instruction I.B.1 to those Forms.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Settlement” means that certain Multi-Party Settlement Term Sheet, dated May 14, 2008, and approved by the Ontario Superior Court of Justice (Commercial List) in an Order (Approval of Multi-Party Settlement and Cost Reduction/Asset Enhancement Program) entered May 27, 2008.
          “underwritten offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities, including, without limitation, a Hedging Transaction in which a Hedging Counterparty participates.
          “Valid Business Reason” has the meaning set forth in Section 3(a) of this Agreement.
          “Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 of the General Rules and Regulations promulgated under the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.
          “25% Designated Stockholders” means the Designated Stockholders holding more than twenty-five percent (25%) of the Registrable Securities held by all Designated Stockholders.
               (b) Interpretation. Unless otherwise noted:
                    (i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.
                    (ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

                    (iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended from time to time.
          2. General; Securities Subject to this Agreement.
               (a) Grant of Rights. The Company hereby grants registration rights to the Designated Stockholders upon the terms and conditions set forth in this Agreement.
               (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities held by any Designated Stockholder will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities held by any Designated Stockholder may be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company and such Designated Stockholder (which may be counsel to the Company or the Designated Stockholder), without any limitation as to volume pursuant to Rule 144 (or any successor rule or regulation) under the Securities Act or (iii) the Registrable Securities have ceased to be outstanding.
               (c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.
               (d) Transfer of Registration Rights.
                    (i) Each Designated Stockholder may transfer or pledge Registrable Securities with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Assignee or a pledgee (“Pledgee”) only if (1) such Permitted Assignee or Pledgee agrees in writing to be bound as a Designated Stockholder by the provisions of this Agreement, with such agreement substantially in the form of Annex A hereto, and (2) immediately following such transfer or pledge, the further disposition of such Registrable Securities by such Permitted Assignee or Pledgee would be restricted under the Securities Act and the entire amount of all such Registrable Securities could not be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company and such Designated Stockholder (which may be counsel to the Company or the Designated Stockholder), without any limitation as to volume pursuant to Rule 144 (or any successor rule or regulation) under the Securities Act; provided that (A) the parties expressly acknowledge that the initial Designated Stockholders have pledged the Exchanged Shares and the Additional Shares (as each such term is defined in the Settlement) in favor of the Indenture Trustees in accordance with the terms of the corresponding Indentures and related agreements, and that the Indenture Trustees are Pledgees for purposes of this Agreement, and (B) neither Indenture Trustee shall be required to execute the agreement in the form of Annex A hereto until the date(s) either such Indenture Trustee shall determine in connection with the exercise of such Indenture Trustee’s rights and powers under the Indentures and related agreements. Upon any transfer of Registrable Securities other than as set forth in this Section 2(d), such securities shall no longer constitute Registrable Securities.
                       (ii) If a Designated Stockholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Designated Stockholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Designated Stockholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Designated Stockholder shall have no further rights or obligations under this Agreement, except under Section 8 hereof in respect of offerings in which it participated.
          3. Demand Registration.
               (a) Request for Demand Registration. At any time, and from time to time, the Initiating Holders may make a written request to the Company to register, and the Company shall register, under the Securities Act, in accordance with the terms of this Agreement (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (i) more than two such Demand Registrations or (ii) any such Demand Registration within ninety (90) days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto). For purposes of this Section 3(a), two (2) or more Registration Statements filed in response to one (1) demand shall be counted as one (1) Demand Registration. In addition, if the Company’s Board of Directors determine in good faith that any registration of Registrable Securities should not be made or continued because it would materially and adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or would involve initial or continuing disclosure obligations that would not be in the best interests of the Company (a “Valid Business Reason”), (x) the Company may postpone filing a Registration Statement (but not the preparation of the Registration Statement) relating to a Demand Registration until such Valid Business Reason no longer exists and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company may postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists; provided, however, that in no event shall the postponement of the filing of any Registration Statement or the postponement of the amending or supplementing of any previously filed Registration Statement exceed an aggregate of 180 days in any 365-day period; provided, further, that if any single postponement shall extend beyond ninety (90) consecutive days, the Board of Directors of the Company shall make a confirmatory determination that a Valid Business Reason continues to exist on or prior to such ninetieth (90th) day. The Company shall give written notice to all Designated Stockholders of its determination to postpone the filing of a Registration Statement or to postpone the amending or supplementing thereof and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.
               (b) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Any Designated Stockholder which has not requested a registration under Section 3(a) may, pursuant to this Section 3(b), offer its Registrable Securities under any Demand Registration. The Company shall (i) as promptly as practicable, but in no event later than five (5) days after the receipt of a request for a Demand Registration from the Initiating Holders, give written notice thereof to all of the Designated Stockholders (other than Initiating Holders which have requested a registration under Section 3(a)), which notice shall specify the number of Registrable Securities subject to the request for Demand Registration, the names and notice information of the Initiating Holders and the intended method of disposition of such Registrable Securities, and (ii) subject to Section 3(e), include in the Registration Statement filed pursuant to the Demand Registration all of the Registrable Securities held by such Designated Stockholders from whom the Company has received a written request for inclusion therein within ten (10) days of the date on which the Company sent the written notice referred to in clause (i) above. Each such request by such Designated Stockholders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Stockholder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Stockholder’s rights under this Section 3(b) with respect to such Demand Registration. Any Designated Stockholder may waive its rights under this Section 3(b) prior to the expiration of such 10-day period by giving written notice to the Company.
               (c) Effective Demand Registration. Subject to Section 3(a), the Company shall use its commercially reasonable efforts to cause any such Demand Registration to become effective as promptly as practicable but in no event later than the later of (i) one hundred and twenty (120) days after it receives a request under Section 3(a) hereof and (ii) ninety (90) days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto) that had been filed but not yet declared effective at the time such Demand Registration was made, and to remain continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or (ii) two hundred and seventy (270) days following the date on which the Registration Statement is declared effective; provided in the case of clause (ii) that such period shall be extended by the total number of days that such period is interrupted by a postponement pursuant to Section 3(a)). A registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated, or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.
               (d) Expenses. Except as provided in Section 3(g) and 8(d), the Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.
               (e) Underwriting Procedures. If the Company or the Majority Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Stockholder making a request for inclusion of such Registrable Securities pursuant to Section 3(a) or 3(b) hereof shall be included in such underwritten offering unless such Designated Stockholder accepts the terms of the offering as agreed upon by the Company, the Majority Initiating Holders and the Approved Underwriter, and then only in such quantity as set forth in this Section 3(e). If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution of sales price of the Registrable Securities in such offering, then the Company shall include in such Demand Registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, (i) first, such number of Registrable Securities of the Designated Stockholders participating in the offering under Section 3(a) or 3(b), which Registrable Securities shall be allocated pro rata among such Designated Stockholders participating in the offering, based on the number of Registrable Securities held by each such Designated Stockholder, (ii) second, if all of the Registrable Securities referenced in clause (i) have been included, any other securities of the Company requested by holders thereof to be included in such registration, pro rata among such other holders on the basis of the number of securities that each such holder requested to be included in such registration, except to the extent any such holders have agreed to grant priority with regard to participation in such registration to any of the other holders, and (iii) third, if all of the Registrable Securities referenced in clause (i) and (ii) have been included, any securities offered by the Company for its own account.
               (f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriter or underwriters of the offering; provided, however, that such firm shall, in any case, also be approved by the Majority Initiating Holders or Majority S-3 Initiating Holders, as the case may be, such approval not to be unreasonably delayed or withheld. Notwithstanding the foregoing, if any S-3 Registration of Registrable Securities is in the form of a Hedging Transaction, the Majority S-3 Initiating Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter (or the equivalent position) of the Hedging Transaction; provided, however, that such firm shall, in any case, also be approved by the Company, such approval not to be unreasonably delayed or withheld. An investment banking firm or firms selected pursuant to this Section 3(f) shall be referred to as the “Approved Underwriter” in this Agreement.
               (g) Withdrawal. The Majority Initiating Holders shall be entitled to withdraw or revoke a request for a Demand Registration without the prior written consent of the Company if (i) such withdrawal or revocation is as a result of facts or circumstances arising after the date on which a request for a Demand Registration was made and the Initiating Holders reasonably determine that participation in such registration would have a material adverse effect on the Initiating Holders or (ii) the Initiating Holders agree to pay all fees and expenses incurred by the Company in connection with such withdrawn registration (each, a “Permitted Withdrawal”). If a Permitted Withdrawal occurs under clauses (i) above, the related Demand Registration shall be counted as a Demand Registration for purposes of Section 3(a), and if a Permitted Withdrawal occurs under clause (ii) above, the related Demand Registration shall not be counted as a Demand Registration for purposes of Section 3(a). Any Permitted Withdrawal shall constitute and effect an automatic withdrawal by all other Initiating Holders and any other Designated Stockholder participating in such Demand Registration pursuant to the provisions of Section 3(b).
          4. Incidental or “Piggy-Back” Registration.
               (a) Request for Incidental or “Piggy-Back” Registration. At any time and from time to time, if the Company proposes to file a Registration Statement with respect to an offering of Common Stock by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto) or for the account of any stockholder of the Company other than Designated Stockholders pursuant to Sections 3 and 5 hereof, then the Company shall give written notice of such proposed filing to each of the Designated Stockholders at least twenty (20) days before the anticipated filing date, which notice shall describe the proposed registration and distribution and offer such Designated Stockholders the opportunity to register the number of Registrable Securities that each such Designated Stockholder may request (an “Incidental Registration”). The Company shall use its commercially reasonable efforts (within twenty (20) days after the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each Designated Stockholder who has requested in writing to participate in the Incidental Registration pursuant to this Section 4(a) to include the number of such Designated Stockholder’s Registrable Securities indicated by such Designated Stockholder in such offering on the same terms and conditions as the Common Stock of the Company or the account of such other stockholder, as the case may be, included therein. Prior to the effective date of the Registration Statement with respect to which such Incidental Registration has been requested, immediately upon determination of the price at which such Registrable Securities are to be sold, if such price is below the price which any Designated Stockholder who requested to participate in the Incidental Registration finds acceptable, such Designated Stockholder shall then have the right, by written notice to the Company, to withdraw its request to have its

Registrable Securities included in such Registration Statement. Any withdrawal of the Registration Statement by the Company for any reason shall constitute and effect an automatic withdrawal of any Incidental Registration with respect to such Designated Stockholder so withdrawing. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Stockholders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as set forth below in this Section 4(a). If the Company Underwriter determines that the registration of all or part of the securities that have been requested to be included would materially adversely affect the distribution or sales price of the securities in such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, (i) first, all of the shares of Common Stock to be offered for the account of the Company, in the case of a Company initiated Incidental Registration, or the stockholders who have requested such Incidental Registration, in the case of a stockholder initiated Incidental Registration, (ii) second, if all of the Registrable Securities referenced in clause (i) have been included, any Registrable Securities and any other shares of Common Stock requested by holders thereof (including the Designated Stockholders) to be included in such registration, pro rata among the Designated Stockholders and such other holders on the basis of the number of securities that each such holder requested to be included in such Incidental Registration, except to the extent any such other holders have agreed to grant priority with regard to participation in such registration to any of the other holders, and (iii) third, if all of the Registrable Securities referenced in clause (i) and (ii) have been included, all of the shares of Common Stock to be offered for the account of the Company, in the case of a stockholder initiated Incidental Registration.
               (b) Expenses. Except as provided in Section 8(d), the Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.
          5. Form S-3 Registration.
               (a) Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 or any successor form thereto under the Securities Act in connection with a secondary public offering of its equity securities, in lieu of a Demand Registration, in the event that the Company shall receive from the 25% Designated Stockholders (collectively, the “S-3 Initiating Holders”) a written request that the Company register under the Securities Act on Form S-3 or any successor form then in effect (an “S-3 Registration”) the sale of all or a portion of the Registrable Securities owned by such S-3 Initiating Holders (which S-3 Registration may be a shelf registration pursuant to Rule 415 promulgated under the Securities Act (or any successor rule or regulation)), the Company shall give written notice of such request to all of the other Designated Stockholders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) as promptly as practicable but in no event later than ten (10) days before the anticipated filing date of such Form S-3, which notice shall describe the proposed registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such other Designated Stockholders the opportunity to register the number of Registrable Securities as each such Designated Stockholder may request in writing to the Company, given within ten (10) days of the date on which the Company sent the written notice of such registration. Each request for an S-3 Registration by the S-3 Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and the Designated Stockholders who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein (collectively, the “S-3 Participating Stockholders”) and (ii) use its commercially reasonable efforts to cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in no event later than ninety (90) days after it receives a request therefor and not earlier than 90 days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto) that had been filed with the Commission but not yet declared effective at the time such registration was requested. Notwithstanding the foregoing, immediately upon determination of the price at which such Registrable Securities are to be sold in a S-3 Registration that is a firm commitment underwritten offering, if such price is below the price which any S-3 Participating Stockholder finds acceptable, such S-3 Participating Stockholder shall then have the right, by written notice to the Company, to withdraw its Registrable Securities from being included in such offering; provided, that such a withdrawal by the Majority S-3 Initiating Holders shall constitute and effect an automatic withdrawal by all other S-3 Participating Stockholders. If the Majority S-3 Initiating Holders request, and if the Company is a Well-Known Seasoned Issuer, the Company shall cause such S-3 Registration to be made pursuant to an Automatic Shelf Registration Statement and may omit the names of the S-3 Participating Stockholders and the amount of the Registrable Securities to be offered thereunder.
               (b) Form S-3 Underwriting Procedures. If the Majority S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Stockholders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the Majority S-3 Initiating Holders, and then only in such quantity as set forth in this Section 4(b). If the Approved Underwriter advises the Company that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Stockholders have requested to be included would materially adversely affect the distribution or sales price of the Registrable

Securities in such public offering, then the Company shall include in such underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, (i) first, such number of Registrable Securities of the Designated Stockholders participating in the offering under Section 5(a), which Registrable Securities shall be allocated pro rata among such Designated Stockholders participating in the offering, based on the number of Registrable Securities held by each such Designated Stockholder, (ii) second, if all of the Registrable Securities referenced in clause (i) above have been included, any other securities of the Company requested by holders thereof to be included in such registration, pro rata among such other holders on the basis of the number of securities that each such holder requested to be included in such registration, except to the extent any such holders have agreed under the Existing Agreement to grant priority with regard to participation in such registration to any of the other holders, and (iii) third, if all of the Registrable Securities in clause (i) and (ii) have been included, securities offered by the Company for its own account.
               (c) Limitations on Form S-3 Registrations. If the Board of Directors of the Company determines in good faith that a Valid Business Reason exists, (x) the Company may postpone filing a Registration Statement relating to an S-3 Registration (but not the preparation of the Registration Statement) until such Valid Business Reason no longer exists and (y) in case a Registration Statement has been filed relating to a S-3 Registration, the Company may postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists; provided, however, that in no event shall the postponement of the filing of any Registration Statement relating to an S-3 Registration or the postponement of the amending or supplementing of any previously filed Registration Statement relating to an S-3 Registration exceed an aggregate of 180 days in any 365-day period; provided, further, that if any single postponement shall extend beyond ninety (90) consecutive days, the Board of Directors of the Company shall make a confirmatory determination that a Valid Business Reason continues to exist on or prior to such ninetieth (90th) day. The Company shall give written notice to all Designated Stockholders of its determination to postpone the filing of a Registration Statement relating to an S-3 Registration or to postpone the amending or supplementing thereof and of the fact that the Valid Business Reason for such postponement or delay no longer exists, in each case, promptly after the occurrence thereof. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto) or (ii) if Form S-3 is not available for such offering by the S-3 Initiating Holders.
               (d) Expenses. Except as provided in Section 8(d), the Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.
               (e) Automatic Shelf Registration Statement. After the Registration Statement with respect to a S-3 Registration that is an Automatic Shelf Registration Statement becomes effective, upon written request by the S-3 Initiating Holders, the Company shall, as promptly as practicable after receiving such request,

(i) file with the Commission a prospectus supplement naming the S-3 Participating Stockholders as selling stockholders and the amount of Registrable Securities to be offered and to include, to the extent not included or incorporated by reference in the Registration Statement, any other information omitted from the Prospectus used in connection with such Registration Statement as permitted by Rule 430B promulgated under the Securities Act (including the plan of distribution) and (ii) to pay any necessary filing fees within the time period required.
          6. Hedging Transactions.
               (a) In any S-3 Registration, the S-3 Initiating Holders may elect to disclose their intention to engage in Hedging Transactions. The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Designated Stockholders’ Counsel (after good-faith consultation with counsel to the Company), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Securities in connection therewith, then the Company shall use its commercially reasonable efforts to take such actions (which may include, among other things, the filing of a prospectus supplement or post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Registrable Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities. Any information regarding the Hedging Transaction included in a Registration Statement, Prospectus or Free Writing Prospectus pursuant to this Section 6(a) shall, for purposes of Section 9, be deemed to be information provided by the Designated Stockholder that is party to such Hedging Transaction and is selling Registrable Securities pursuant to such Registration Statement for purposes of Section 9.
               (b) The selection of any Hedging Counterparty shall not be subject to Section 3(f), but the Hedging Counterparty shall be selected by the Designated Stockholders holding a majority of the Registrable Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.
               (c) If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.
               (d) The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language substantially in the form of Annex B hereto and to include in each Prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Designated Stockholder and the Hedging Counterparty describing such Hedging Transaction.
          7. Holdback Agreements.
               (a) Restrictions on Public Sale by Designated Stockholders.
                    (i) To the extent requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten offering, each Designated Stockholder, agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any successor rule or regulation) promulgated under the Securities Act, or offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Registrable Securities and (y) except as otherwise consented to by the Company, not to make any request for a Demand Registration or S-3 Registration under this Agreement, in each case, during the period beginning on the effective date of any Registration Statement relating to a registration in which Designated Stockholders of Registrable Securities are participating and ending on the ninetieth (90th) day following the actual effective date of such Registration Statement (except as part of such registration); provided, however, that any waiver or exception from these provisions with respect to a Designated Stockholder by the Company, any Approved Underwriter or any Company Underwriter shall automatically apply to all Designated Stockholders.
                    (ii) The Designated Stockholders hereby agree that they shall act in good faith with respect to the restrictions set forth in Section 7(a) and shall take no action or omit to take any action with the intention of circumventing or evading the restrictions applicable to them under this 7(a).
               (b) Restrictions on Public Sale by the Company. Unless the Company shall have received the prior written consent of the Designated Stockholders holding at least a majority of the Registrable Securities, the Company agrees not to (i) effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor form thereto), (ii) file any Registration Statements relating to the registration of securities for the Company’s account (except pursuant to registrations on Form S-4 or S-8 or any successor form thereto), or (iii) make any public announcements related to clause (i) or (ii), in each case, during the period beginning on the effective date of any Registration Statement relating to a registration in which the Designated Stockholders of Registrable Securities are participating and ending on the earlier of (X) the date on which all Registrable Securities registered on such Registration Statement are sold and (Y) sixty (60) days after the actual effective date of such Registration Statement (except as part of such registration); provided in the case of clause

(Y) that such period shall be extended by the total number of days that such period is interrupted by a postponement pursuant to Section 3(a) or Section 5(c), as applicable.
          8. Registration Procedures.
               (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as practicable, and in connection with any such request, the Company shall:
                    (i) as promptly as practicable, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide one firm of legal counsel selected by the Designated Stockholders holding a majority of the Registrable Securities being registered in such registration (“Designated Stockholders’ Counsel”) and any other Inspector with an opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control (it being understood that the Company shall not file a Registration Statement, any Prospectus, any Free Writing Prospectus or any amendments or supplements thereto to which the Designated Stockholders’ Counsel shall reasonably object in good faith), and (y) the Company shall notify the Designated Stockholders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission, including any stop order suspending the effectiveness of a Registration Statement covering any Registrable Securities, and, subject to Sections 3(a) and 5(c), take all reasonable actions to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any such stop order suspending the effectiveness of a Registration Statement or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable, including, without limitation, the filing of any amendments and supplements to such Registration Statement and the Prospectus used in connection therewith;
                    (ii) as promptly as practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to respond to comments received by the Company from the Commission with respect to the Registration Statement and to keep such Registration Statement effective for the lesser of (x)  the time period provided for in Section 3(c), (y) the period after which the entire amount of all such Registrable Securities registered under such Registration Statement could not be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company and such Designated Stockholder, without any limitation as to volume pursuant to Rule 144 (or any successor rule or regulation) under the Securities Act (or, in the case of an S-3 Registration, three years from the effective date of the Registration Statement if such Registration Statement is filed pursuant to Rule 415 promulgated under the Securities Act (or any successor rule or regulation)) and (z) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or otherwise cease to be Registrable Securities (or, if such Registration Statement is an Automatic Shelf Registration Statement, if shorter, on the third anniversary of the date of filing of such Automatic Shelf Registration Statement); and (B) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
                    (iii) as promptly as practicable, furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
                    (iv) as promptly as practicable, register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;
                    (v) as promptly as practicable following its actual knowledge thereof, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to the Designated Stockholders’ Counsel); (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
                    (vi) as promptly as practicable, upon the occurrence of any event contemplated by Section 8(a)(v)(E) or, subject to Sections 3(a) and 5(c), the existence of a Valid Business Reason, as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
                    (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities and shall provide all reasonable cooperation, including causing its appropriate officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable, and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;
                    (viii) make available at reasonable times for inspection by any, managing underwriter or broker/dealer participating in any disposition of such Registrable Securities pursuant to a Registration Statement, any attorney retained by any such managing underwriter or broker/dealer and Designated Stockholders’ Counsel

(each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the Company’s independent registered public accounting firm, to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s reasonable judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. In the event that the Company is unsuccessful in preventing the disclosure of such Records, such seller agrees that it shall furnish only portion of those Records which it is advised by counsel is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to those Records;
                    (ix) if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;
                    (x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;
                    (xi) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
                    (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied and it being understood that the Company shall not be required to list any class of securities on an exchange if the class is not then currently listed;
                    (xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
                    (xiv) use its commercially reasonable efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities; and
                    (xv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto;
                    (xvi) as promptly as practicable and within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;
                    (xvii) as promptly as practicable and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby); and
                    (xviii) keep the Designated Stockholder’s Counsel advised with respect to the progress of any registration statement hereunder and any material related issues.
               (b) Seller Requirements. In connection with any offering under any Registration Statement under this Agreement, each Designated Stockholder (i) shall promptly furnish to the Company in writing (including email correspondence) such information with respect to such Designated Stockholder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Stockholder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Designated Stockholder necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company. If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise reasonably necessary in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such seller’s Registrable Securities from a registration under Sections 3, 4 or 5 hereof.
               (c) Notice to Discontinue. Each Designated Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(a)(v)(D) or, subject to Section 3(a) and 5(c), the existence of Valid Business Reason, such Designated Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Stockholder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 8(a)(vi) (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted) and, if so directed by the Company, such Designated Stockholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Stockholder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 8(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8(a)(v)(D) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 8(a)(v).
               (d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent registered public accounting firm and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 8(d) are referred to herein as “Registration Expenses.” The Designated Stockholders shall (A) bear (x) the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Stockholders’ Registrable Securities and (y) the fees and expenses of their own counsel and (B) reimburse the Company for the first $55,000 of Registration Expenses incurred by the Company, pro rata according to each Designated Stockholder’s participation in the registered offering giving rise to such Registration Expenses.
          9. Indemnification; Contribution.
               (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Stockholder, its partners, directors, officers, Affiliates, stockholders, members, employees, trustees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Stockholder and the partners, directors, officers, Affiliates, stockholders, members, employees, trustees and agents of such controlling Person, from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding, whether commenced or threatened, in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (i) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto; (ii) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such Registration Statement; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto in reliance upon and in strict conformity with information concerning such Designated Stockholder furnished in writing to the Company by or on behalf of such Designated Stockholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, including their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Stockholders of Registrable Securities.
               (b) Indemnification by Designated Stockholders. In connection with any offering in which a Designated Stockholder is participating pursuant to Section 3, 4 or 5, such Designated Stockholder agrees severally to indemnify and hold harmless the Company, the other Designated Stockholders, any underwriter retained by the Company and each Person who controls the Company, the other Designated Stockholders or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the indemnity from the Company to the Designated Stockholders (including indemnification of their respective partners, directors, officers, members, employees and trustees) set forth in Section 9(a)(i), (ii) and (iii) above, but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in strict conformity with information with respect to such Designated Stockholder furnished in writing to the Company by or on behalf of such Designated Stockholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 8(b); provided, however, that the total amount to be indemnified by such Designated Stockholder pursuant to this Section 9(b) shall be limited to the net proceeds received by such Designated Stockholder in the offering to which such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto relates.
               (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to promptly assume the defense of such action and to employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 9, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than thirty (30) Business Days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.
               (d) Contribution. If the indemnification provided for in this Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(a), 9(b) and 9(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Designated Stockholder shall be limited to the amount by which the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Stockholder in the offering exceed the amount of any damages that the Designated Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          10. Rule 144. The Company covenants that it shall use its commercially reasonable efforts to take such action as may be required from time to time (including, without limitation, make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act) to enable such Designated Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Stockholder, deliver to such Designated Stockholder a written statement as to whether it has complied with such requirements.
          11. Miscellaneous.
               (a) Stock Splits, etc. The provisions of this Agreement shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Stockholders on terms substantially the same as this Agreement as a condition of any such transaction.
               (b) No Inconsistent Agreements. The Company hereby represents and warrants that it has not previously entered into any agreement granting registration rights to any Person with respect to any securities of the Company. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Stockholders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities which rights are inconsistent with the rights granted in this Agreement.
               (c) Remedies. The Designated Stockholders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.
               (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented,

and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and the Designated Stockholders holding at least a majority of the Registrable Securities; provided, however, that no amendment, modification, supplement, waiver or consent to depart from the provisions hereof shall be effective if such amendment, modification, supplement, waiver or consent to depart from the provisions hereof materially and adversely affects the substantive rights or obligations of one Designated Stockholder, or group of Designated Stockholders, without a similar and proportionate effect on the substantive rights or obligations of all Designated Stockholders, unless each such disproportionately affected Designated Stockholder consents in writing thereto.
               (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:
                    (i)      If to the Company:
Sun-Times Media Group, Inc. 350 N. Orleans St. Chicago, Il 60654 Telecopy: Attention: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Telecopy: (212) 757-3990 Attention: Judith R. Thoyer
                    (ii)      If to any Designated Stockholder, at its address as it appears in the books and records of the Company; provided that if Hollinger Inc. and/or 4322525 Canada Inc. is a Designated Stockholder, then a copy of any communication shall also be sent to the Indenture Trustees at the following addresses:
Delaware Trust Company, National Association c/o Wachovia Bank, National Association 123 S. Broad Street, 9th Floor Philadelphia, PA 19109 Attention: Ms. Mary M. McCracken

HSBC Bank USA, National Association Corporate Trust & Loan Agency 452 Fifth Avenue New York, NY 10018 Attention: Ms. Sandra E. Horwitz

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied, or electronically transmitted. Any party may by notice given in accordance with this Section 11(e) designate another address or Person for receipt of notices hereunder.
               (f) Permitted Assignees; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the permitted assignees of the parties hereto as provided in Section 2(d). Except as provided in Section 9, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement.
               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
               (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
               (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.
               (k) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.
               (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

               (m) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
               (n) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement or applicable law.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

Sun-Times Media Group, Inc.
By:
Name:
Title:

Hollinger Inc.
By:
Name:
Title:

4322525 Canada Inc.
By:
Name:
Title:

Annex A
[Name and Address of Transferee/Pledgee]

 [Address]
[Name and Address of Transferor/Pledgor]
                    , 200__
Ladies and Gentlemen:
          Reference is made to the Registration Rights Agreement, dated as of June 17, 2008 (the “Registration Rights Agreement”), by and among Sun-Times Media Group, Inc., Hollinger Inc., 4322525 Canada Inc., and certain additional stockholders referred to therein. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.
          In connection with the [transfer][pledge] by [Name of Transferor/Pledgor] of Registrable Securities with associated registration rights under the Registration Rights Agreement to [Name of Transferee/Pledgee] as [transferee (the “Transferee”)][pledgee (the “Pledgee”)], the [Transferee][Pledgee] hereby agrees to be bound as a Designated Stockholder by the provisions of the Registration Rights Agreement as provided under Section 2(d)(i) thereto.
          [For transfers from Hollinger Inc. and 4322525 Canada Inc. to the Indenture Trustees] [Further reference is made to the Indentures. Hollinger Inc. and 4322525 Canada Inc. hereby acknowledge and agree to fund any amounts that the Indenture Trustees shall be obligated to pay as a Designated Stockholder under the Registration Rights Agreement (including without limitation those amounts set forth in Sections 8(d) and 9(b)); provided that Hollinger Inc. and 4322525 Canada Inc., collectively, shall only be obligated to fund up to $55,000 less any amounts paid or to be paid by them to the Company pursuant to Section 8(d)(B). In addition, Hollinger Inc. and 4322525 Canada Inc. hereby acknowledge that by agreeing to be bound by the Registration Rights Agreement as a Designated Stockholder, the Indenture Trustees do not waive or surrender any of its rights under the applicable Indenture (and related security agreement), including the right to be compensated, reimbursed and indemnified in accordance with the terms of the applicable Indenture by Hollinger Inc., any of the guarantors and/or the holders of the notes issued under such Indenture (and related security agreement).]
          This consent shall be governed by New York law.

Yours sincerely, [Name of Transferee/Pledgee]
By:
Name:
Title:

2

Annex B
Plan of Distribution
                    A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:
•	enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of our common stock under this prospectus, in which case the other party may use shares of our common stock received from the selling stockholder to close out any short position;

•	sell short our common stock under this prospectus and use shares of our common stock held by the selling stockholder to close out any short position;

•	enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, shares of our common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer shares of our common stock under this prospectus;

•	enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post effective amendment).